Prepared by and return to:
Sharon Roberts Henderson, Esq.
McGuireWoods LLP
50 North Laura St., Suite 3300
Jacksonville, Florida 32202



                 AMENDMENT TO BUILDING LEASE
                 ---------------------------
        (155 East 21st Street, Jacksonville, Florida)

     This Amendment to Building Lease is entered into by and between FLORIDA ROCK PROPERTIES, INC. ("FRP") as Landlord, and FLORIDA ROCK INDUSTRIES, INC. ("FRI"), as Tenant, this
4th day of October, 2006.

                          RECITALS:
                          ---------

      FRI, as Tenant, entered into that certain Building Lease with FRP, as Landlord, dated April 1, 1986, recorded in Official Records Book 6152, page 914, as modified by Building Lease Modification Agreement dated December 3, 1986 recorded in Official Records Book 6254, page 2075, all in the public records of Duval County, Florida and as further modified by unrecorded Addenda dated July 1, 1987; October 1, 1989; April 1, 1991; August 20, 1992; September 1, 1992;
October  1,  1993  and  April  1,  1996  (collectively,  the
"Lease").

      FRI and FRP desire to further amend the Lease as set forth below.

      NOW THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

     1.   Recitals. The foregoing Recitals are true and correct.

     2.   Extension of Term.   The term of the Lease commenced on
April 1, 1986, and is hereby extended for an additional  ten
(10) years. The term of the Lease will expire at midnight on March 31, 2026, unless sooner terminated as provided therein.

     3.   Base Rent During Extended Term.   Beginning on April 1,
2016, and continuing on the first day of each consecutive month thereafter through March 31, 2026, the monthly Base
Rent for the Demised Premises for each month shall be the same as the monthly Base Rent which was due for the month beginning March 1, 2016. All sales tax due on the Base Rent shall be paid to Landlord with each installment thereof.

     4. Assignment. Tenant shall not assign its interest under the Lease without the prior written consent of Landlord, whose consent shall not be unreasonably withheld or delayed. Landlord agrees that it shall not withhold its consent to assignment of the Tenant's interest in the Lease to a proposed assignee whose financial resources make it reasonably capable of performing the obligations of Tenant under the Lease. Subject to


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the rights of Tenant  as  set
forth in Section 5 below, Landlord shall have the right to assign its interest in the Lease to a party who purchases fee simple interest in the Demised Premises.

     5.   Option.

     Landlord hereby grants to Tenant a right of first refusal to purchase the Demised Premises pursuant to and on the terms set forth as follows:

     5.1 If Landlord receives a bona fide offer from a third party to buy the Demised Premises and Landlord desires to accept the offer, Landlord will first make a written offer to sell the Demised Premises to Tenant (the "Offer Notice") on the same terms as the third party offer (which Offer Notice shall include a copy of the third party offer, if such offer was made in writing, or otherwise shall include detailed description of the terms of the offer.) Tenant will have thirty (30) days after receipt of such Offer Notice within which to accept such offer by written notice to Landlord. If Tenant accepts such offer as set forth in the Offer Notice, Tenant shall be obligated to purchase the Demised Premises in accordance with terms of the offer. If Tenant fails to accept such offer within the time period provided for acceptance by Tenant, Landlord shall thereafter be free to sell the Demised Premises to any party within one year of the Offer Notice, to any person or entity, provided the purchase price accepted from such third party is not less than the purchase price at which the Demised Premises were offered to Tenant, and the terms other than the purchase price are not materially more favorable to a buyer than the terms offered to Tenant.

     5.2 Notwithstanding anything to the contrary set forth herein, Tenant shall have no right to exercise its right of first refusal if Tenant is in default under this Lease beyond any notice and cure period provided herein.

     5.3 Tenant shall not have a right of first refusal to purchase the Demised Premises in the event of a foreclosure sale by, or a conveyance in lieu of foreclosure to, any mortgagee having a lien upon the Demised Premises, but Tenant shall have the right to bid at any foreclosure sale.

     5.4 If Tenant declines to exercise this right of first refusal and Landlord thereafter sells the Demised Premises as permitted by Section 5.1, Tenant's right of first refusal shall terminate effective upon such sale of the Demised Premises.

     6. Lease in Full Force and Effect. Landlord and Tenant acknowledge that the Lease continues in full force and effect in accordance with its terms, as modified herein. In the event of any inconsistency between the provisions of this Amendment and the provisions of the Lease as it existed prior to this Amendment, the terms of this Amendment shall prevail and be deemed to modify inconsistent terms of the Lease as it previously existed.

               [Signatures on Following Pages]

      IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of the date set forth above.

Signed, sealed  and  delivered     FLORIDA ROCK PROPERTIES, INC.
in the presence of:


____________________________           /s/ John E. Anderson
Print:_______________________     By:________________________________
                                  Print:  John E. Anderson
                                  Its: Chairman
____________________________
Print:______________________




STATE OF FLORIDA
COUNTY OF DUVAL

     The foregoing instrument was acknowledged before me this ____ day of October, 2006, by ______________________, as ___________ of Florida Rock Properties, Inc., a Florida corporation, on behalf of the corporation. He/She ( ) is personally known to me or ( ) has produced a valid Florida Driver's License as identification.

                             _______________________________
                             Print:_________________________
                             Notary Public, State of Florida

                             My commission expires:___________
                             Serial No._______________________

                                  (Notarial Seal)


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Signed, sealed and delivered   FLORIDA ROCK INDUSTRIES, INC.
in the presence of:


____________________________       /s/ John D. Milton, Jr.
Print: _____________________  By: ________________________________
                              Print: John D. Milton, Jr.
                              Its: Executive Vice President

____________________________
Print:_____________________





STATE OF FLORIDA
COUNTY OF DUVAL

     The foregoing instrument was acknowledged before me this ____ day of October, 2006, by ______________________, as ___________ of Florida Rock Industries, Inc., a Florida corporation, on behalf of the corporation. He/She ( ) is personally known to me or ( ) has produced a valid Florida Driver's License as identification.

                              ______________________________
                              Print: _______________________
                              Notary Public, State of Florida

                              My commission expires:_________
                              Serial No. ____________________

                                  (Notarial Seal)


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